CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-73772, 333-73774 and 333-43859) of Core Laboratories N.V. of our report dated April 2, 2003 relating to the financial statements, which appear in this Form 10-K.

Houston, Texas
April 4, 2003